EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-254362, 333-251211, 333-214899, 333-203480, 333-108570, 333-115832, and 333-145675) and Form S-8 (Nos. 333-267776, 333-260278, 333-251144, 333-235499, 333-228811, 333-222259, 333-218632, 333-215453, 333-206323, 333-191074, and 333-167675) of Curis, Inc. of our report dated February 8, 2024 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 8, 2024